Exhibit 99.1
FOR IMMEDIATE RELEASE
Deep Isolation Nuclear, Inc. Reports Operational and Financial Results for the Second Quarter of 2026

Operational Highlights for the Second Quarter of 2026

•The SEC declared Deep Isolation Nuclear, Inc.'s registration statement on Form S-1 effective on May 7, 2026, allowing the common stock of the Company to be freely tradable
•Surpassed 100 issued patents worldwide, spanning repository architecture, geologic site characterization, canister and packaging systems, emplacement and retrieval technologies, and repository closure and monitoring
•Established a full-time field presence at the Deep Borehole Demonstration Center near Cameron, Texas to lead execution of the Company's full-scale demonstration program
•Subsequent to quarter end, the Company's common stock began trading on the OTCQB Venture Market under the ticker symbol "DBHL"
•Subsequent to quarter end, on July 23, 2026 the Company was selected as the sole industrial partner on three competitive federal grants awarded under the U.S. Department of Energy's Project GENESIS program

Financial Highlights for the Second Quarter of 2026

•Reported consolidated revenue of $1.3 million
•Reported research and development expense of approximately $1.2 million related to the non-radioactive, full-scale, at-depth demonstration of our deep borehole waste disposal technology
•Had available cash of $19.4 million as of June 30, 2026
•Reported a net loss of $3.0 million primarily attributable to research and development and selling, general, and administrative expenses
•Total common shares outstanding as of August 3, 2026 of 57,667,113

BERKELEY, CA, August 6, 2026 – Deep Isolation Nuclear, Inc. (OTCQB: DBHL) (“Deep Isolation” or the “Company”), a leading innovator in nuclear waste disposal technology, today announced its operational and financial results for the three-months ended June 30, 2026.

“The second quarter was about converting milestones into execution,” said Rod Baltzer, CEO of Deep Isolation. “We established a permanent field presence at the Deep Borehole Demonstration Center near Cameron, Texas, to lead the world’s first full-scale, at-depth demonstration of deep borehole disposal, and we surpassed 100 issued patents worldwide — a portfolio that now spans the full disposal lifecycle, from geologic site characterization through canister emplacement and repository closure.

“We also took important steps as a public company. The SEC declared our registration statement on Form S-1 effective during the quarter, and shortly after quarter end our common stock began trading on the OTCQB Venture Market under the ticker symbol ‘DBHL.’ We were subsequently selected as the sole industrial partner on three Department of Energy Project GENESIS awards alongside Lawrence Berkeley National Laboratory and the University of South Carolina, deepening our research collaboration with the national laboratory system. These achievements demonstrate our team’s execution capabilities and reinforce Deep Isolation’s leadership in delivering practical solutions for one of the nuclear industry’s most critical challenges. We believe we are entering the market at exactly the right time, as the nuclear industry scales up and the need for a scalable waste disposal solution grows more urgent.”

Operational Progress

Deep Isolation advanced execution of its full-scale, at-depth deep borehole demonstration program at the Deep Borehole Demonstration Center (“DBDC”), located at Halliburton’s Drilling Technology Facility near Cameron, Texas. On June 17,

2026, the Company announced that Technology Demonstration Lead Jon Tedrick had relocated to Texas to establish a permanent field presence as the project moves toward active operations. Conducted via collaboration between the DBDC, Halliburton, Amentum, NAC International, Occlusion Nuclear Solutions and Westinghouse, the non-radioactive demonstration program is designed to demonstrate construction of a deep borehole repository using standard oil and gas drilling practices, full-scale emplacement and retrieval of the Company’s Universal Canister System (“UCS”), and simulated surface handling operations.

On May 27, 2026, the Company announced that it had surpassed 100 issued patents worldwide, spanning repository architecture, geologic site characterization, canister and packaging systems, emplacement and retrieval technologies, and repository closure and monitoring. Deep Isolation also continued to advance through the contracting phase for the U.S. Department of Energy's ("DOE) Advanced Research Projects Agency-Energy's ("ARPA-E") Seeding Critical Advances for Leading Energy technologies with Untapped Potential ("SCALEUP") Ready program, which, if an award is successfully negotiated, would provide up to $20 million toward full-scale field testing of the UCS at Cameron, Texas; Deep Isolation is the first company in the nuclear industry ever selected to participate in the SCALEUP Ready program.

Commercial Progress and Other Company Events

During the quarter, Deep Isolation completed the remaining steps required to make its common stock publicly tradable. On May 7, 2026, the U.S. Securities and Exchange Commission (“SEC”) declared the Company’s registration statement on Form S-1 effective, allowing the Company’s common stock to be freely tradable. The Company then worked with OTC Markets Group, Inc. on its application to have its shares of common stock quoted on the OTCQB Venture Market.

On July 13, 2026, the Company announced that its application for listing its common stock on the OTCQB Venture Market had been approved, and its common stock is now available to trade under the ticker symbol “DBHL.” On July 15, 2026, Chief Executive Officer Rod Baltzer issued a letter to shareholders marking the Company’s first quotation on the OTCQB and describing its transition from research and development toward commercial readiness.

On July 23, 2026, the Company was selected as the sole industrial partner on three U.S. Department of Energy Project GENESIS grants led by Lawrence Berkeley National Laboratory and the University of South Carolina, advancing artificial intelligence-enabled repository site screening, design and performance analysis.

Nuclear Industry Developments

The global nuclear energy industry continued to strengthen during the second quarter of 2026, supported by rising electricity demand, energy security priorities and the need for reliable, carbon-free generation. Governments and utilities continued advancing new reactor development and extending the operating lives of existing nuclear facilities, while growing electricity demand from artificial intelligence, data centers and industrial electrification accelerated corporate interest in nuclear power. Together, these trends reinforced the increasingly important role of nuclear energy in meeting long-term energy needs.

Government policy and financing also remained important catalysts for industry growth. During the quarter, the United States and several international governments advanced financing initiatives, licensing reforms and investment programs designed to accelerate deployment of both conventional and advanced nuclear technologies. Countries across North America and Europe continued expanding long-term nuclear generation plans, reflecting increasing recognition of nuclear energy as a strategic component of energy security and decarbonization efforts. Subsequent to quarter-end, the U.S. Department of Energy announced the first states selected to participate in its Nuclear Lifecycle Innovation Campuses initiative, highlighting continued federal investment in developing an integrated domestic nuclear fuel cycle and long-term spent fuel management infrastructure. This may have the potential to accelerate the need for borehole disposal options in the U.S.

Investment across the nuclear sector remained active throughout the quarter, with continued progress in advanced reactors, nuclear fuel, waste management and supporting infrastructure. In management's view, these developments reinforce the long-term outlook for nuclear energy and may increase demand for permanent nuclear waste disposal solutions as existing reactor fleets operate longer and new reactors enter service. These industry trends, if they continue, could strengthen the long-term market opportunity for Deep Isolation's technology and services.

Financial Summary

(Amounts in thousands)	For the Three Months Ended
	6/30/2026	6/30/2025
Revenue	$1,319	$1,634
Research and development expense	1,180	—
Selling, general and administrative expenses	2,746	2,215
Net Loss	(3,036)	(1,363)
EBITDA[1]	(3,192)	(1,337)
Adjusted EBITDA[1]	(1,915)	(1,337)
Cash	19,379	1,852

Revenue decreased by approximately $0.3 million, or 19%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The decrease in revenue was primarily attributable to lower revenues at Deep Isolation following the completion of certain projects during 2025.
Research and development expense increased by approximately $1.2 million for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase in research and development expense was attributed to the ordering of long-lead items and front-end engineering work related to the Company's non-radioactive, full-scale, at-depth demonstration of its DBD technologies.
Selling, General and Administrative expenses increased by approximately $0.5 million, or 24%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. The increase in selling, general and administrative expenses was primarily attributable to higher accounting, audit, legal and travel expenses along with addition of 7 new employees since the beginning of 2026, including the Chief Financial Officer and General Counsel.
Net loss increased by $1.7 million for the three months ended June 30, 2026, compared to the three months ended June 30, 2025, primarily due to the increases in research and development and selling, general and administrative expenses described above.
EBITDA1 was $(3.2) million for the three months ended June 30, 2026, compared to $(1.3) million for the three months ended June 30, 2025. The decrease in EBITDA was primarily attributed to higher research and development expenses and selling, general, and administrative expenses as described above.

Adjusted EBITDA1 was $(1.9) million for the three months ended June 30, 2026, compared to $(1.3) million for the three months ended June 30, 2025. The decrease in Adjusted EBITDA was primarily attributed to higher selling, general, and administrative expenses as described above.

1 EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be used in isolation or as a substitute for Deep Isolation’s financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). For the definitions and reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please refer to Exhibit II at the end of this press release

About Deep Isolation
Deep Isolation (OTCQB: DBHL) is the first company to undertake development of technologies for nuclear waste disposal in deep boreholes. When commercialized, Deep Isolation’s solution will offer a unique approach to help countries identify, plan for and complete the necessary steps to dispose of their nuclear waste inventories. With over 100 patents issued to date, Deep Isolation’s technology is being designed to leverage proven drilling practices to allow safe isolation of waste deep underground in horizontal, vertical, or slanted borehole repositories. Deep Isolation’s Universal Canister System was developed through a three-year project funded by the U.S. Department of Energy’s Advanced Research Projects Agency–Energy and is engineered to support integrated management of spent fuel and high-level radioactive waste from legacy and advanced reactors across storage, transportation, and eventual disposal. In January 2026, Deep Isolation launched a full-scale, at-depth deep borehole Commercialization Pilot for its solution at Cameron, Texas, in collaboration with the Deep Borehole Demonstration Center, Halliburton (NYSE: HAL), Amentum (NYSE: AMTM), NAC International, and Occlusion Nuclear Solutions.

For more information, visit: deepisolation.com
Media Contact:
Sophie McCallum
media@deepisolation.com
Investor Contact:
Caldwell Bailey
ICR, Inc.
InvestorRelations@deepisolation.com
Forward-Looking Statements
Statements contained in this news release that are not historical facts are “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our plans, objectives and expectations for our business, the future growth of our business and the nuclear energy and nuclear waste disposal industries as a whole, and future benefits expected to arise from our strategic partnerships. In certain cases, forward-looking statements can be identified by the use of words and phrases or variations of words and phrases or statements such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions. Forward-looking statements are based on management’s belief and assumptions, including current expectations and projections about future events and trends, and on information currently available to management.
Forward-looking statements in this or any other news release are subject to a number of risks, uncertainties, and assumptions that could cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties, and assumptions are subject to a number of factors, including, among others: the failure of a market to develop for our deep borehole disposal solutions as quickly as we expect or at all; a failure of demand for our solution to develop sufficiently; regulatory and legal developments, including issues relating to obtaining regulatory approvals or permissions on the timelines we expect or at all; our lack of profitability; delays or failure in our initiative to complete a full-scale, at-depth demonstration of our Universal Canister System and our deep borehole solution; our failure to enter into contracts with customers or, once we do enter into contracts, to continue such contractual relationships or to receive new contract awards; our dependency on governmental contracts and awards and our ability to finalize negotiations on same; our failure to manage our growth effectively or to execute our business plan; our failure to sustain and expand relationships with governmental entities and strategic partners; a failure in the assumptions or analyses we have used in supporting forecasts or plans; our inability to commercialize our products at scale; the development or deployment of other technologies or solutions supplanting or competing with our technologies; challenges to our intellectual property; failures to protect, maintain, enforce, and enhance our intellectual property, and claims by others of intellectual property infringement; political and public perceptions of nuclear energy, including perceptions as to accidents or other high-profile events involving nuclear power facilities or radioactive materials; our liquidity and ability to raise capital; any inability to control operating and project costs and project delays or other project-related problems; security (including cybersecurity) breaches or disruptions; geopolitical, macroeconomic, domestic events or crises, including supply chain disruptions and other risks and uncertainties outside of our control; weather and effects of climate change; and litigation or legal proceedings that may be brought against us.

The foregoing is not an exhaustive list of all the factors that may cause any forward-looking statements to prove inaccurate or our actual results to differ materially from our expectations and forecasts. Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements, and we cannot guarantee future results, performance, or achievements. Accordingly, readers should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this release or to conform these statements to actual results or revised expectations, except as required by law. Additional information concerning the factors above and other factors will be found in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including the sections titled “Forward-Looking Statements” and “Risk Factors” in the Company’s Reports on Form 10-K and 10-Q for the fiscal year ended December 31, 2025 and the quarter ending March 31, 2026, respectively, as filed with the SEC on March 30, 2026, our Form S-1, originally filed August 18, 2025 and subsequently amended, our Proxy Statement for our 2026 Annual Meeting as filed on April 29, 2026, and in filings with the SEC that will be made in the future.

The Company’s SEC filings are available free of charge at www.sec.gov or or upon written request to Deep Isolation at InvestorRelations@deepisolation.com or CorpSec@deepisolation.com.

Exhibit I - Unaudited Interim Financial Information

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2026 (Unaudited)	December 31, 2025
Assets
Current assets:
Cash	$19,379	$27,434
Accounts receivable, net of allowance for credit losses of $124 and $118, respectively	465	439
Contract assets	527	275
Other current assets	573	672
Total current assets	20,944	28,820

Property, plant and equipment, net	194	128
Intangible assets, net	33	73
Finance lease right-of-use assets	9	11
Operating lease right-of-use assets	209	269
Goodwill	182	182
Other non-current assets	$79	$140
Total assets	$21,650	$29,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,216	$1,113
Accrued payroll	290	774
Contract liabilities	—	150
Finance lease liabilities, current	3	3
Operating lease liabilities, current	132	125
Other current liabilities	252	101
Total current liabilities	1,893	2,266

Finance lease liabilities, net of current portion	7	9
Operating lease liabilities, net of current portion	84	152
Total liabilities	1,984	2,427
Commitments and Contingencies (Note 16)
Stockholders’ Equity
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 57,647,613 and 57,542,113 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	6	6
Additional paid-in capital	60,345	59,456
Accumulated deficit	(40,955)	(32,503)
Accumulated other comprehensive income	270	237
Total stockholders’ equity	19,666	27,196
Total liabilities and stockholders’ equity	$21,650	$29,623

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$1,319	$1,634	$2,766	$3,154
Cost of services (exclusive of depreciation shown separately below)	(612)	(756)	(1,293)	(1,418)
Gross profit	707	878	1,473	1,736

Operating expenses:
Selling, general and administrative expenses	2,746	2,215	5,586	3,208
Research and development	1,180	—	4,669	—
Depreciation and amortization expense	25	30	50	59
Total operating expenses	3,951	2,245	10,305	3,267

Loss from operations	(3,244)	(1,367)	(8,832)	(1,531)

Gain on insurance settlement	27	—	27	—
Other income	181	4	353	3
Net loss before income taxes	(3,036)	(1,363)	(8,452)	(1,528)

Provision for income taxes	—	—	—	1
Net loss	$(3,036)	$(1,363)	$(8,452)	$(1,529)

Other comprehensive income (loss):
Foreign currency translation adjustments	(15)	9	33	(40)
Total other comprehensive income (loss)	(15)	9	33	(40)
Other comprehensive loss	$(3,051)	$(1,354)	$(8,419)	$(1,569)

Net loss per common share – basic and diluted	$(0.05)	$(0.03)	$(0.15)	$(0.04)
Weighted average common shares outstanding - basic and diluted	57,660,684	42,151,949	57,684,662	41,447,903

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited) (in thousands, except share and per share data)

	Common Stock		Preferred Stock Series A		Preferred Stock Series A Prime		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2025	773,941	$—	655,351	$—	115,057	$—	$29,962	$(27,167)	$122	$2,917
Retroactive application of Merger	39,127,838	4	(655,351)	—	(115,057)	—	(4)	—	—	—
Adjusted Balance beginning of quarter	39,901,779	$4	—	$—	—	$—	$29,958	$(27,167)	$122	$2,917
Exercise of stock options	1,330,620	—	—	—	—	—	70	—	—	70
Stock based compensation	—	—	—	—	—	—	25	—	—	25
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(50)	(50)
Net loss	—	—	—	—	—	—	—	(166)	—	(166)
Balance, March 31, 2025	41,232,399	4	—	—	—	—	30,053	(27,333)	72	2,796

Exercise of stock options	2,737,355	—	—	—	—	—	324	—	—	324
Stock based compensation	—	—	—	—	—	—	30	—	—	30
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	9	9
Net loss	—	—	—	—	—	—	—	(1,363)	—	(1,363)
Balance, June 30, 2025	43,969,754	$4	—	$—	—	$—	$30,407	$(28,696)	$81	$1,796

Balance, January 1, 2026	57,542,113	$6	—	$—	—	$—	$59,456	$(32,503)	$237	$27,196
Exercise of stock options and distribution of restricted stock units	105,500	—	—	—	—	—	4	—	—	4
Stock based compensation	—	—	—	—	—	—	522	—	—	522
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	48	48
Net loss	—	—	—	—	—	—	—	(5,416)	—	(5,416)
Balance, March 31, 2026	57,647,613	6	—	—	—	—	59,982	(37,919)	285	$22,354

Exercise of stock options and distribution of restricted stock units	19,500	—	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	—	—	363	—	—	363
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(15)	(15)
Net loss	—	—	—	—	—	—	—	(3,036)	—	(3,036)
Balance, June 30, 2026	57,667,113	$6	—	$—	—	$—	$60,345	$(40,955)	$270	$19,666

Deep Isolation Nuclear, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited) (in thousands, except share and per share data)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(8,452)	$(1,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	50	59
Interest expense	1	1
Stock based compensation	885	55
Gain on insurance settlement	(27)	—
Changes in operating assets and liabilities:
Accounts receivable	(32)	313
Allowance for credit losses	6	12
Contract assets	(252)	(57)
Other current assets	99	44
Other non current assets	61	—
Account payable	103	198
Contract liabilities	(150)	—
Accrued expenses	(484)	(125)
Other current liabilities	146	410
Operating lease right-of-use assets and lease liabilities	2	1
Net cash used in operating activities	(8,044)	(618)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(74)	(31)
Proceeds from insurance on disposal of fixed asset	27	—
Net cash used in investing activities	(47)	(31)

Cash Flows from Financing Activities:
Payment of finance lease liability	(1)	(2)
Proceeds from exercise of stock options	4	394
Net cash provided by financing activities	3	392

Net change in cash and cash equivalents	(8,088)	(257)
Effect of exchange rate on cash and cash equivalents	33	(40)

Cash and cash equivalents:
Beginning of period	27,434	2,149
End of period	$19,379	$1,852

Supplemental schedule of non-cash investing and financing activities:

Exhibit II Non-GAAP Financial Measures: EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before depreciation, amortization, finance income and expense, and taxes. Adjusted EBITDA is defined as EBITDA before certain items, including registration statement expenses and research and development expenses, that management believes are not indicative of core ongoing operations for the periods presented. EBITDA and Adjusted EBITDA are non-GAAP financial measures that are used as supplemental financial measures by management and external users of financial statements, such as investors, to assess our financial and operating performance. We believe that these non-GAAP financial measures assist our management and investors by increasing the comparability of our performance from period to period. We believe that including EBITDA and Adjusted EBITDA assists our management and investors in (i) understanding and analyzing the results of our operating and business performance, (ii) selecting between investing in us and other investment alternatives and (iii) monitoring our ongoing financial and operational strength in assessing whether to purchase and/or to continue to hold our common shares. This is achieved by excluding the potentially disparate effects between periods of, in the case of EBITDA and Adjusted EBITDA, financial income and expenses,, taxes, depreciation and amortization; in the case of Adjusted EBITDA, registration statement expenses and research and development expenses, which are excluded because they relate to specific, discrete initiatives and may vary significantly based on the timing and scope of such activities.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives to, or as substitutes for, or superior to, profit or loss, profit or loss from operations, earnings or loss per share or any other measure of operating performance presented in accordance with GAAP. Some of these limitations include the fact that they do not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments and (ii) changes in, or cash requirements for, our working capital needs. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. EBITDA and Adjusted EBITDA are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows and other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the excluded items. Therefore, the non-GAAP financial measures as presented below may not be comparable to similarly titled measures of other companies in the nuclear or other industries.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for each of the periods presented (in thousands):

	For the Three Months Ended
	June 30, 2026	June 30, 2025
Net loss	$(3,036)	$(1,363)
Depreciation and amortization expense	25	30
Other income (expense)	(181)	(4)
Provision for income taxes	—	—
EBITDA	(3,192)	(1,337)
Registration statement expenses (1)	97	—
Research and development expenses (2)	1,180	—
Adjusted EBITDA	$(1,915)	$(1,337)

(1) Represents specific costs that are incremental and discrete to the periods presented and are not indicative of our core ongoing operations. For the three months ended June 30, 2026, these amounts were comprised of non-routine legal costs associated with the Company's registration statement that do not qualify for equity issuance costs and outside the ordinary course of business.
(2) For the three months ended June 30, 2026, these amounts were comprised of research and development costs incurred to design, develop, test, and validate the Company’s technologies and services for the deep borehole disposal of nuclear waste. The Company believes excluding these investments provides investors with additional insight into the operating performance of its core business activities and enhances comparability across reporting periods by removing costs that may vary significantly based on the timing and scope of development initiatives.